UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 5, 2011

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 5, 2011, Sanmina-SCI Corporation (the “Company”) and Hari Pillai, former President and Chief Operating Officer of the Company, executed a separation agreement by which Mr. Pillai will receive a payment of $300,000 and will continue working for the Company in an advisory capacity through May 5, 2013. During such time, Mr. Pillai will receive a salary of $335,000 per year. Also, during such time, certain stock options and restricted stock units previously granted to Mr. Pillai will continue to vest and others will terminate to the extent provided in the agreement. In addition, the Company will pay Mr. Pillai a $100,000 bonus following conclusion of his employment, upon execution of a release. Payments under the agreement shall cease in the event Mr. Pillai becomes employed by or consults with certain Company competitors or customers. The agreement also contains customary provisions concerning release of claims, non-solicitation of customers and employees and non-disparagement. The Company shall file Mr. Pillai’s agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the third quarter of fiscal 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

	By:	/s/ Michael R. Tyler
Michael R. Tyler
Executive Vice President, General Counsel and Corporate Secretary

Date: May 11, 2011